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                              Sierra Trust Funds
                             Sierra Variable Trust
                            Sierra Prime Income Fund
                       Sierra Asset Management Portfolios
                                  The Composite Funds
                   Composite U.S. Government Securities, Inc.
                          Composite Income Fund, Inc.
                      Composite Growth & Income Fund, Inc.
                      Composite Tax-Exempt Bond Fund Inc.
                         Composite Northwest Fund, Inc.
                       Composite Bond & Stock Fund, Inc.
                       Composite Cash Management Company


                               POWER OF ATTORNEY
                               -----------------

       The individual whose signature appears below does hereby constitute and appoint William G. Papesh, Keith B. Pipes and John T. West, and each of them acting alone, as his/her true and lawful attorney and agent, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable each of Sierra Trust Funds, Sierra Variable Trust, Sierra Prime Income Fund, Sierra Asset Management Portfolios, The Composite Funds, Composite U.S. Government Securities, Inc., Composite Income Fund, Inc., Composite Growth & Income Fund, Inc., Composite Tax-Exempt Bond Fund Inc., Composite Northwest Fund, Inc., Composite Bond & Stock Fund, Inc. and Composite Cash Management Company (collectively, the "Registrants") to comply with the Securities Act of 1933, as amended (the"1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Registrant's Registration Statement on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee or director (as appropriate) of each Registrant such Registration Statement and any and all such amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

                                       /s/ MICHAEL K. MURPHY
                                       -------------------------------
                                       Michael K. Murphy



Date: December 30, 1997